                                                                    Exhibit 3(d)

                                                              Expedite this form

                                                                   [X]   Yes
[OHIO
STATE  Prescribed by J. KENNETH BLACKWELL
SEAL]
       Please obtain fee amount and mailing instructions from the FORMS INVENTORY LIST (using the 3 digit form # located at the bottom of this form). To obtain the FORMS INVENTORY LIST or for assistance, please call Customer Service:
       Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE  (1-877-767-3453)

                           CERTIFICATE OF AMENDMENT
                        BY SHAREHOLDERS TO ARTICLES OF

                              The Scotts Company
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                            (Name of Corporation)
                                    878361
                     -----------------------------------
                               (charter number)
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
          G. Robert Lucas                      , who is the Executive  Vice President, General Counsel and Corporate Secretary
     -----------------------------------------              ------------------------------------------------------------------
                   (name)                                              (title)
     of the above named Ohio corporation organized  for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

     [X]   a meeting of the shareholders was duly called and held on     February 15, 2000  , at which meeting a quorum the
                                                                         -------------------
           shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them
           to exercise   84.9    % of the voting power of the corporation,
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           in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

           RESOLVED, that the first sentence of Article FOURTH of the Amended Articles of
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           Incorporation of the Corporation be and it hereby is amended to increase the authorized
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           number of common shares, each without par value, from Fifty Million (50,000,000) to
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           One Hundred Million (100,000,000), such that the text of said first sentence of Article
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           FOURTH shall read as follows:
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           FOURTH:  The authorized number of shares of the corporation shall be One Hundred Million,
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           One Hundred and Ninety-Five Thousand (100,195,000), consisting of One Hundred Million
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           (100,000,000) common shares, each without par value, and One Hundred and Ninety-Five Thousand
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           (195,000) shares of Class A Convertible Preferred Stock, without par value (the "Class A
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           Preferred").
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     IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto
     subscribed    his     name on  February 17, 2000.
                ----------          --------------------
                 (his/her)                 (date)

                                                 Signature: /s/ G. Robert Lucas
                                                            ---------------------------------------------------------------------
                                                          Title: Executive Vice President, General Counsel and Corporate Secretary
                                                                 ------------------------------------------------------------------
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